Exhibit 99.2

MINUTES OF ACTION TAKEN BY CONSENT
OF THE BOARD OF DIRECTORS
OF
LEAPLAB CORPORATION
a Nevada Corporation

The undersigned, representing the entire Board of Directors (the “Board”) of Leaplab Corporation, a Nevada corporation (“Leaplab”), acting pursuant to the authority granted by Nevada Revised Statute 78.315 and the Bylaws of the Company, does hereby adopt the following resolutions by written consent in lieu of a meeting as of December 7, 2011:

I.	Decrease in quantity of common stock

WHEREAS: In order to fulfill the intent and purpose of the Sitesearch exchange agreement, an Amendment to the Articles of Incorporation of the Company (“Amendment”) to reduce the number of authorized shares of common stock from 5,000,000,000 shares to 50,000,000 is appropriate,

RESOLVED, the Board hereby votes unanimously to cause such an Amendment to be filed.

RESOLVED FURTHER: That the appropriate officers or agents of Leaplab be and are hereby authorized to execute whatever corporate documents are necessary to cause the above action to occur and that a copy of this Consent be filed in the corporate minutes binder.

`           This consent of Directors is executed effective December 7, 2011.

THE BOARD OF DIRECTORS OF
LEAPLAB CORPORATION
A Nevada Corporation

/s/ Jeffrey Peterson
Jeffrey Peterson, Director